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                                                                    EXHIBIT 99.1

CONTACT:

James R. Hirschy                                 Kenneth W. Schneider
First Pacific Networks, Inc.                     First Pacific Networks, Inc.
(408) 943-7602                                   (408) 943-7642

FOR IMMEDIATE RELEASE

SAN JOSE, CA--MARCH 7, 1997--First Pacific Networks, Inc. (NASDAQ:FPNQE) ("FPN" or "the Company") today announced that it has been notified by The Nasdaq Stock Market, Inc. ("Nasdaq") that the Company is scheduled to be delisted from The Nasdaq SmallCap Market at the close of business on March 14, 1997.

As previously announced, the Company filed a voluntary petition for bankruptcy protection and reorganization under Chapter 11 of the U.S. Bankruptcy Code in an effort to return the Company to financial stability. The Company had also stated that the Board is continuing to seek long-term financing and has directed management to evaluate all serious proposals with regard to the sale, acquisition or merger of the Company, as well as the sale or licensing of the Company's proprietary technologies.

First Pacific Networks, Inc. develops and markets products for telephone, data and energy management communications over hybrid fiber/coaxial networks, both domestically and internationally.



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